                                                                   Exhibit 3.1


                                                      *FILED NOVEMBER 18, 1997
                                                     OREGON SECRETARY OF STATE

[SEAL OF STATE OR OREGON]
Phone: (503) 986-2200
Facsimile (503) 378-4381

                       ARTICLES OF AMENDMENT--Business/Professional/Nonprofit

------------------------------------------------------------------------------
Secretary of State

Corporation Division
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327

Registry Number:  228114-83

ATTACH ADDITIONAL SHEET IF NECESSARY
PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.     Name of the corporation prior to amendment:

               GemStone Systems, Inc.
       -----------------------------------------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach a separate sheet if necessary)

               See attached.

3.     The amendment was adopted on:  September 23, 1997
       (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.     Check the appropriate statement:

/X/    Shareholder action was required to adopt the amendment(s). The vote was as follows:

                                 Number of
Class or        Number of          votes         Number of        Number of
series of         shares        entitled to        votes            votes
 shares        outstanding        be cast         cast for       cast against
---------      -----------      -----------      ---------       ------------

 Common         5,300,000          Same             Same              -0-

Preferred       5,175,685          Same             Same              -0-


/ /    Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

/ /    The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

6.     Execution

       Printed Name              Signature                      Title
       ------------------        ----------------------         -------------
       Ronald L. Greenman        /s/ Ronald L. Greenman         Asst. Secretary

7.     CONTACT NAME                            DAYTIME PHONE NUMBER
       ------------------                      --------------------
       Ronald L. Greenman                      (503) 221-1440




                                                       FEES
                                                -------------------------------
                                                Make check for $10 payable to
                                                "Corporation Division."

                                                NOTE: Filing fees may be paid
                                                with VISA or MasterCard. The
                                                card number and expiration
                                                date should be submitted on a
                                                separate sheet for your
                                                protection.

                            GEMSTONE SYSTEMS, INC.

                AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

2.4  SERIES III PREFERRED STOCK.

          There shall be reserved out of the total authorized shares of Series Preferred Stock a total of 3,000,000 shares of Series III preferred stock (the "Series III Preferred"). The Series III Preferred shall rank pari passu with the Series I Preferred and the Series II Preferred in all matters, and shall have the following preferences, limitations and relative rights:

    2.4.1 DIVIDENDS.

          (a) The holders of Series III Preferred shall be entitled to receive, out of any funds legally available for the purpose, when, as and if declared by the Board of Directors, cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors in declaring any such dividend, payable as to all shares of Series III Preferred on the days fixed for such payment by the Board of Directors.

          (b) So long as any shares of Series III Preferred shall be outstanding, the Corporation shall not: (i) declare or pay any dividends (other than dividends payable solely in shares of the Common Stock and/or any other series or class of stock ranking junior to the Series III Preferred as to dividends and rights upon liquidation) or make, directly or indirectly, any other distribution of any sort (other than stock redemptions permitted elsewhere in these Articles) in respect of shares of the Common Stock or shares of any other series or class of stock ranking junior to the Series III Preferred as to dividends or rights upon liquidation in any fiscal year, unless a dividend in any amount equal to 7 percent of the original issue price of the Series III Preferred is simultaneously or has been previously declared on the Series III Preferred and all cash dividends previously declared shall have been paid or set apart for payment, or (ii) purchase or redeem any shares of the Common Stock or shares of any other series or class of stock ranking junior to the Series III Preferred either as to dividends or rights upon liquidation if at the time of such purchase or redemption the Corporation shall have declared but unpaid cash dividends on any Series III Preferred; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of the Common Stock or shares of any series or class of stock ranking junior to the Series III Preferred either as to dividends or rights upon liquidation in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of the Common Stock or such other shares of stock ranking junior to the Series Preferred and further provided that the terms "dividend" and "distribution" as used in this paragraph (b) shall not include within their respective meanings rights or warrants to subscribe for or purchase any security.

          (c) For the purposes of this Section 2.4.1, the phrase "set apart for payment" shall not be construed as the required deposit of any funds in trust or in any special account, but shall mean that out of the funds available for the payment of dividends, a sum sufficient for the payment of dividends on the Series Preferred be reserved by appropriate notation on the books of the Corporation.

          (d) So long as any Series III Preferred are outstanding, no dividend or other distribution whatsoever shall be declared or paid on the Corporation's Common Stock unless a dividend or distribution shall be simultaneously paid on each outstanding share of Series III Preferred in an amount equal to the dividend or distribution paid on such date on each share of Common Stock times the number of shares of Common Stock into which each such share of Series III Preferred is then convertible under Section 2.4.3 below.

    2.4.2 LIQUIDATION.

          (a) Upon liquidation or dissolution of the Corporation, whether voluntary or involuntary, or any deemed liquidation or dissolution of the Corporation as described below, each share of Series III Preferred shall entitle its holder to receive, out of the assets of the Corporation available for distribution to shareholders, whether from capital, surplus or earnings, a liquidation preference of an amount equal to the original issue price per share of the Series III Preferred Stock (as adjusted to reflect any stock splits, stock dividends or other corporate events resulting in the issuance of additional Series I shares without consideration) plus declared and unpaid dividends, if any. The original issue price of the Series III Preferred (the Original Issue Price) prior to any adjustment is $8.00 per share. Such liquidation preference shall be paid before any distribution of such assets
(i) to the holders of Common Stock, or (ii) to the holders of other classes or series of Series Preferred in an amount per share which exceeds the total capital attributable to such shares as determined by generally accepted accounting principles immediately prior to the liquidation or dissolution of the Corporation (the "Cost Basis" of such share), plus any unpaid dividends declared or accumulated. Thereafter, if further assets remain available for distribution, they shall be distributed to holders of both Common Stock and Series III Preferred, and to the holders of any other series of Series Preferred which is convertible to Common Stock and which is entitled by its terms to participate beyond its initial liquidation preference, in pro rata proportions based upon the number of shares held by each holder of Common Stock and the number of shares of Common Stock which would be held by each holder of Series III Preferred and by each holder of any other series of Series Preferred if such holder were to convert its shares of Series III Preferred or its shares of any other series of Series Preferred into Common Stock at that time. If, upon liquidation or dissolution of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series III Preferred and the holders of any series of Series Preferred which rank in parity with the Series III Preferred with respect to liquidation rights the full preferences to which they are entitled hereunder, then such holders shall share ratably in any distribution of assets according to the respective preferences that would have been payable in respect of the shares held by them upon such distribution if all preferences payable on or with respect to said shares were paid in full.

          (b) The merger or consolidation of the Corporation into or with another corporation in which this Corporation is not the surviving corporation, or the sale, transfer or lease of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation or dissolution of the Corporation as those terms are used in these Restated Articles; and in any such case the liquidation preference which the holders of Series III Preferred shall be entitled to receive shall be computed in the same manner as if the Corporation's available assets were actually being distributed to all shareholders (even though holders of Common Stock and other classes or series of preferred stock are not or may not be entitled to receive any actual distribution upon such deemed liquidation or dissolution), and the value of the Corporation's assets for purposes of computing the amount of such liquidation preference shall be deemed to be the fair market value of all consideration proposed to be paid or exchanged for all of the Corporation's outstanding capital stock upon any such merger or consolidation, or the fair market value of all consideration proposed to be paid to the Corporation upon any sale, transfer or lease of all or substantially all of the assets of the Corporation.

    2.4.3 CONVERSION.

          The holders of the Series III Preferred shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT.

                (i) Each share of Series III Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series III Preferred, into that number of fully paid and nonassessable shares of Common Stock that is equal to $8.00 divided by the Conversion Price. The Conversion Price shall initially be $8.00, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series III Preferred may be converted is hereinafter referred to as the Conversion Rate. Upon any decrease or increase in the Conversion Price or the Conversion Rate, as described in this Section 2.4.3, the Conversion Rate or Conversion Price, as the case may be, shall be appropriately increased or decreased.

                (ii) Each share of Series III Preferred shall, at the election of the Corporation's Board of Directors, automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share in the manner specified below either (i) immediately upon the consummation of the Corporation's sale of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to an underwritten firm commitment public offering, provided that the price per share equates to a total value of the Corporation's capital stock of $20 million or more and the gross aggregate offering price is more than $7,500,000; or (ii) at any such time as the number of shares of Series III Preferred which have been converted plus those as to which written notice of conversion has been given shall equal at least 67 percent of the total shares of Series III Preferred which have at any time been issued.

          (b) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series III Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation. Before any holder of Series III Preferred shall be entitled to convert the same into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series III Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subsection (a) (ii) above, the outstanding shares of Series III Preferred if so elected by the Board of Directors shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series III Preferred are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

     The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series III Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series III Preferred unless the Board of Directors in its discretion elects to convert such amount into additional whole shares of Common Stock, rounded to the nearest whole number. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series III Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series III Preferred for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series III Preferred shall not be deemed to have converted such Series III Preferred until immediately prior to the closing of the sale of such securities.

          (c) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES. The provisions of this subparagraph (c) of Section 2.4.3 regarding adjustments to the Conversion Price for diluting issues shall be identical with the provisions of Section 2.2.3 above for the Series I Preferred, which provisions are incorporated herein by reference.

          (d) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series III Preferred against impairment.

          (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this section, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series III Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series III Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series III Preferred.

          (f) NOTICES OF RECORD DATE. In the event that this Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Series III Preferred at least ten days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
(iv) above, and in the case of the matters referred to in (iii) and (iv) above, at least ten days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Each such written notice shall be given by first-class mail, postage prepaid, addressed to the holders of the Series III Preferred at the address for each such holder as shown on the books of this Corporation.

         (g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series III Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series III Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series III Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

    2.4.4  VOTING.

           Holders of the Corporation's outstanding Series III Preferred shall be entitled to cast, on all matters submitted to a vote of the shareholders of the Corporation and on which shareholders are entitled to vote under the provisions of the Oregon Business Corporation Act, that number of votes which the shares of Common Stock into which such outstanding shares of Series III Preferred are then convertible would be entitled to cast thereon. Holders of Series III Preferred shall vote together with the holders of Common Stock on all such matters except that, in voting upon (1) any proposed amendment to these Restated Articles, including without limitation any alteration or change in any of the preferences, privileges or rights of the Series III Preferred, or any increase in the authorized number of shares of Series III Preferred or (2) the proposed creation of any new class or series of preferred or special stock having preferences prior to those of the Series III preferred as to dividends, liquidation or redemption, or (3) any proposed merger or consolidation or sale, transfer or lease of all or substantially all of the Corporation's assets, or (4) any proposed corporate dissolution or liquidation, the holders of outstanding shares of Series III Preferred shall vote together with the holders of the Series I Preferred and the Series II Preferred as a separate voting group and the percentage vote required by law for the approval of any such action shall be required, unless these Articles require a higher percentage vote.

    2.4.5  MODIFICATION OF TERMS OF SERIES III PREFERRED.

           The Corporation shall not amend or modify any of the terms affecting the Series III Preferred without first obtaining approval (either by vote or written consent) of the holders of at least 67 percent of the then outstanding shares of Series III Preferred.

    2.4.6  PROTECTIVE LIMITATIONS.

           So long as any shares of Series III Preferred shall remain outstanding, and in addition to the separate voting matters referred to in
Section 2.4.4 above, the holders of the Series III shares shall vote together with the holders of the Series I Preferred and Series II Preferred shares as to all matters requiring 67 percent approval as set forth in section 2.2.6 above.

Submit the original                                    *FILED SEPTEMBER 4, 1996
and one true copy                                            SECRETARY OF STATE
$10.00


                                                 THIS SPACE FOR OFFICE USE ONLY


                   CORPORATION DIVISION-BUSINESS REGISTRY
                      255 Capitol Street NE, Suite 151
                           Salem, OR 97310-1327
                   (503) 986-2200 Facsimile (503) 378-4381

Registry Member:
   228114-83
----------------
                           ARTICLES OF AMENDMENT
                           BUSINESS CORPORATION
                (BY INCORPORATORS, DIRECTORS, OR SHAREHOLDERS)

                   PLEASE TYPE OR PRINT LEGIBLYIN BLACK INK

1.    Name of the corporation prior to amendment:

             GemStone Systems, Inc.
      --------------------------------------------------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet.

             See attached.

3. The amendment was adopted on: June 15, 1995. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.    Check the appropriate statement:

/ /   Shareholder action was required to adopt the amendment(s). The vote was as follows:


                                 Number of
     Class or      Number of       votes          Number of     Number of
    series of        shares      entitled to        votes         votes
      shares      outstanding      be cast         cast for    cast against
    ---------     -----------    -----------      ---------    ------------

     Common        5,300,000     5,300,000         5,300,000        -0-

    Preferred      3,175,685     3,175,685         3,175,685        -0-


/ /   Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

/ /   The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

Execution:  /s/ Ronald L. Greenman     Ronald L. Greenman        Secretary
            ----------------------     ------------------        ---------
                Signature                 Printed Name             Title

Person to Contact about this filing:   Ronald L. Greenman     503/221-1440
                                       -------------------    ----------------
                                             Name                 Daytime
                                                                phone number

MAKE CHECKS PAYABLE TO THE CORPORATION DIVISION OR INCLUDE YOUR VISA OR MASTERCARD NUMBER AND EXPIRATION DATE ___-___-___-___ __/__, SUBMIT THE COMPLETED FORM AND FEE TO THE ABOVE ADDRESS OR FAX TO (503) 378-4381

                             GEMSTONE SYSTEMS, INC.

                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

2.3 SERIES II PREFERRED STOCK.

    There shall be reserved out of the total authorized shares of Series Preferred Stock a total of 3,000,000 shares of Series II preferred stock (the "Series II Preferred"). The Series II Preferred shall rank pari passu with the Series I Preferred in all matters, and shall have the following preferences, limitations and relative rights:

    2.3.1 DIVIDENDS.

          (a) The holders of Series II Preferred shall be entitled to receive, out of any funds legally available for the purpose, when, as and if declared by the Board of Directors, cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors in declaring any such dividend, payable as to all shares of the Series II Preferred on the days fixed for such payment by the Board of Directors.

          (b) So long as any shares of Series II Preferred shall be outstanding, the Corporation shall not: (i) declare or pay any dividends (other than dividends payable solely in shares of the Common Stock and/or any other series or class of stock ranking junior to the Series II Preferred as to dividends and rights upon liquidation) or make, directly or indirectly, any other distribution of any sort (other than stock redemptions permitted elsewhere in these Articles) in respect of shares of the Common Stock or shares of any other series or class of stock ranking junior to the Series II Preferred as to dividends or rights upon liquidation in any fiscal year, unless a dividend in an amount equal to 7 percent of the original issue price of the Series II Preferred is simultaneously or has been previously declared on the Series II Preferred and all cash dividends previously declared shall have been paid or set apart for payment, or (ii) purchase or redeem any shares of the Common Stock or shares of any other series or class of stock ranking junior to the Series II Preferred either as to dividends or rights upon liquidation if at the time of such purchase or redemption the Corporation shall have declared but unpaid cash dividends on any Series II Preferred; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of the Common Stock or shares of any series or class of stock ranking junior to the Series II Preferred either as to dividends or rights upon liquidation in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of the Common Stock or such other shares of stock ranking junior to the Series Preferred and further provided that the terms "dividend" and "distribution" as used in this paragraph (b) shall not include within their respective meanings rights or warrants to subscribe for or purchase any security.

          (c) For the purposes of this Section 2.3.1, the phrase "set apart for payment" shall not be construed as the required deposit of any funds in trust or in any special account, but shall mean that out of the funds available for the payment of dividends, a sum sufficient for the payment of dividends on the Series Preferred be reserved by appropriate notation on the books of the Corporation.

          (d) So long as any Series II Preferred are outstanding, no dividend or other distribution whatsoever shall be declared or paid on the Corporation's Common Stock unless a dividend or distribution shall be simultaneously paid on each outstanding share of Series II Preferred in an amount equal to the dividend or distribution paid on such date on each share of Common Stock times the number of shares of Common Stock into which each such share of Series II Preferred is then convertible under Section 2.3.3 below.

    2.3.2 LIQUIDATION.

          (a) Upon liquidation or dissolution of the Corporation, whether voluntary or involuntary, or any deemed liquidation or dissolution of the Corporation as described below, each share of Series II Preferred shall entitle its holder to receive, out of the assets of the Corporation available for distribution to shareholders, whether from capital, surplus or earnings, a liquidation preference of an amount equal to the original issue price per share of the Series II Preferred Stock (as adjusted to reflect any stock splits, stock dividends or other corporate events resulting in the issuance of additional Series I shares without consideration) plus declared and unpaid dividends, if any. The original issue price of the Series II Preferred (the Original Issue Price) prior to any adjustment is $2.50 per share. Such liquidation preference shall be paid before any distribution of such assets
(i) to the holders of Common Stock, or (ii) to the holders of other classes or series of Series Preferred in an amount per share which exceeds the total capital attributable to such shares as determined by generally accepted accounting principles immediately prior to the liquidation or dissolution of the Corporation (the "Cost Basis" of such share), plus any unpaid dividends declared or accumulated. Thereafter, if further assets remain available for distribution, they shall be distributed to holders of both Common Stock and Series II Preferred, and to the holders of any other series of Series Preferred which is convertible to Common Stock and which is entitled by its terms to participate beyond its initial liquidation preference, in pro rata proportions based upon the number of shares held by each holder of Common Stock and the number of shares of Common Stock which would be held by each holder of Series II Preferred and by each holder of any other series of Series Preferred if such holder were to convert its shares of Series II Preferred or its shares of any other series of Series Preferred into Common Stock at that time. If, upon liquidation or dissolution of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series II Preferred and the holders of any series of Series Preferred which rank in parity with the Series II Preferred with respect to liquidation rights the full preferences to which they are entitled hereunder, then such holders shall share ratably in any distribution of assets according to the respective preferences that would have been payable in respect of the shares held by them upon such distribution if all preferences payable on or with respect to said shares were paid in full.

          (b) The merger or consolidaiton of the Corporation into or with another corporation in which this Corporation is not the surviving corporation, or the sale, transfer or lease of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation or dissolution of the Corporation as those terms are used in these Restated Articles; and in any such case the liquidation preference which the holders of Series II Preferred shall be entitled to receive shall be computed in the same manner as if the Corporation's available assets were actually being distributed to all shareholders (even though holders of Common Stock and other classes or series of preferred stock are not or may not be entitled to receive any actual distribution upon such deemed liquidation or dissolution), and the value of the Corporation's assets for purposes of computing the amount of such liquidation preference shall be deemed to be the fair market value of all consideration proposed to be paid or exchanged for all of the Corporation's outstanding capital stock upon any such merger or consolidation, or the fair market value of all consideration proposed to be paid to the Corporation upon any sale, transfer or lease of all or substantially all of the assets of the Corporation.

    2.3.3 CONVERSION.

         The holders of the Series II Preferred shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT.

                 (i) Each share of Series II Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series II Preferred, into that number of fully paid and nonassessable shares of Common Stock that is equal to $2.50 divided by the Conversion Price. The Conversion Price shall initially be $2.50, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series
II Preferred may be converted is hereinafter referred to as the Conversion Rate. Upon any decrease or increase in the Conversion Price or the Conversion Rate, as described in this Section 2.3.3, the Conversion Rate or Conversion Price, as the case may be, shall be appropriately increased or decreased.

                (ii) Each share of Series II Preferred shall, at the election of the Corporation's Board of Directors, automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share in the manner specified below either (i) immediately upon the consummation of the Corporation's sale of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to an underwritten firm commitment public offering, provided that the price per share equates to a total value of the Corporation's capital stock of $20 million or more and the gross aggregate offering price is more than $7,500,000; or (ii) at any such time as the number of shares of Series II Preferred which have been converted plus those as to which written notice of conversion has been given shall equal at least 67 percent of the total shares of Series II Preferred which have at any time been issued.

          (b) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series II Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation. Before any holder of Series II Preferred shall be entitled to convert the same into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series II Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subsection (a)(ii) above, the outstanding shares of Series II Preferred if so elected by the Board of Directors shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series II Preferred are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

          The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series II Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series II Preferred unless the Board of Directors in its discretion elects to convert such amount into additional whole shares of Common Stock, rounded to the nearest whole number. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series II Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series II Preferred for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series II Preferred shall not be deemed to have converted such Series II Preferred until immediately prior to the closing of the sale of such securities.

          (c) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES. The provisions of this subparagraph (c) of Section 2.3.3 regarding adjustments to the Conversion Price for diluting issues shall be identical with the provisions of Section 2.2.3 above for the Series I Preferred, which provisions are incorporated herein by reference.

          (d) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series II Preferred against impairment.

          (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this section, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series II Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series II Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series II Preferred.

          (f) NOTICES OF RECORD DATE. In the event that this Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Series II Preferred at least ten days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above, and in the case of the matters referred to in (iii) and (iv) above, at least ten days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Each such written notice shall be given by first-class mail, postage prepaid, addressed to the holders of the Series II Preferred at the address for each such holder as shown on the books of this Corporation.

          (g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series II Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series II Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series II Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

    2.3.4 VOTING.

          Holders of the Corporation's outstanding Series II Preferred shall be entitled to cast, on all matters submitted to a vote of the shareholders of the Corporation and on which shareholders are entitled to vote under the provisions of the Oregon Business Corporation Act, that number of votes which the shares of Common Stock into which such outstanding shares of Series II Preferred are then convertible would be entitled to cast thereon. Holders of Series II Preferred shall vote together with the holders of Common Stock on all such matters except that, in voting upon (1) any proposed amendment to these Restated Articles, including without limitation any alteration or change in any of the preferences, privileges or rights of the Series II Preferred, or any increase in the authorized number of shares of Series II Preferred or
(2) the proposed creation of any new class or series of preferred or special stock having preferences prior to those of the Series II Preferred as to dividends, liquidation or redemption, or (3) any proposed merger or consolidation or sale, transfer or lease of all or substantially all of the Corporation's assets, or (4) any proposed corporate dissolution or liquidation, the holders of outstanding shares of Series II Preferred shall vote together with the holders of the Series I Preferred as a separate voting group and the percentage vote required by law for the approval of any such action shall be required, unless these Articles require a higher percentage vote.

    2.3.5 MODIFICATION OF TERMS OF SERIES II PREFERRED.

          The Corporation shall not amend or modify any of the terms affecting the Series II Preferred without first obtaining approval (either by vote or written consent) of the holders of at least 67 percent of the then outstanding shares of Series II Preferred.

    2.3.6 PROTECTIVE LIMITATION.

          So long as any shares of Series II Preferred shall remain outstanding, and in addition to the separate voting matters referred to in
Section 2.3.4 above, the holders of the Series II shares shall vote together with the holders of the Series I shares as to all matters requiring 67 percent approval as set forth in section 2.2.6 above.

Submit the original                                        *FILED JUNE 26, 1998
and one true copy                                            SECRETARY OF STATE
$10.00


                        SEAL                       SECRETARY OF STATE
Registry Number         STATE                     Corporation Division
228114-83                OF                         Business Registry
                       OREGON                  151 Public Service Building
                                                  255 Capitol Street NE
                                                   Salem, OR 97310-1327
                                                      (503) 378-4166

                            ARTICLES OF AMENDMENT

                 By Incorporators, Directors or Shareholders

-------------------------------------------------------------------------------
                  PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK
-------------------------------------------------------------------------------

1.    Name of corporation prior to amendment:

               Servio Corporation
      -------------------------------------------------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet.

      Article 1 has been amended to read in its entirety as follows:

      Article 1. The name of this corporation is Gemstone Systems, Inc.

3. The amendment(s) was adopted on June 2, 1995. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.    Check the appropriate statement:

/X/   Shareholder action was required to adopt the amendment(s). The vote was as follows:


                                 Number of
 Class or       Number of          votes         Number of        Number of
series of        shares         entitled to        votes            votes
 shares        outstanding        be cast        cast for        cast against
---------      -----------      -----------      ---------       ------------

 Common        5,300,000        5,300,000        5,300,000            -0-

Preferred      1,532,000        1,532,000        1,532,000            -0-


/ /   Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

/ /   The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

Execution:  /s/ Bryan Grummon           Bryan Grummon               President
            -----------------           -------------               ----------
               Signature                Printed Name                  Title

Person to contact about this filing:   Ronald L. Greenman         503/221-1440
                                       -------------------        ------------
                                              Name                  Daytime
                                                                  Phone Number

Make checks payable to the Corporation Division. Submit the completed form and fee to: Corporation Division, Business Registry, 151 Public Service Building, 255 Capitol Street NE, Salem, OR 37310-1327

Submit the original                                  *FILED MAY 12, 1995
and one true copy                                        SECRETARY OF STATE
$10.00


                       SEAL            SECRETARY OF STATE
Registry Number       STATE           Cosperation Division
228114-83               OF              Business Registry
                      OREGON           158 12th Street NE
                                      Salem, OR 97310-0210
                                         (503) 378-4166

                             ARTICLES OF AMENDMENT
                   By Incorporators, Directors or Shareholders


------------------------------------------------------------------------------
                   PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK
------------------------------------------------------------------------------

1. Name of the corporation prior to amendment:

               Servio Corporation
   ---------------------------------------------------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read or attach a separate sheet.

               See separate sheet.

3. The amendemnt was adopted on:___________________, 19___. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4. Check the appropriate statement:

/X/ Shareholder action was required to adopt the amendment(s). The vote was as follows:


                               Number of
    Class or     Number of       votes        Number of     Number of
   series of      shares       entitled to      votes         votes
     shares     outstanding     be cast        cast for    cast against
   ---------    -----------    -----------    ---------    ------------

    Common       5,300,000      5,300,000      5,300,000       -0-

   Series I
   Preferred     1,532,000      1,532,000      1,532,000       -0-


/ / Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

/ / The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

Execution: /s/ James P. Barnes          James P. Barnes          Secretary
          ---------------------         ---------------          ---------
               Signature                 Printed Name              Title

Person to contact about this filing:    Ronald L. Greenman      503/221-1440
                                        ------------------      ------------
                                              Name                Daytime
                                                                phone number

Make checks payable to the Corporation Division. Submit the completed form and fees to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210.

                    ATTACHMENT FOR ARTICLES OF AMENDMENT
                           FOR SERVIO CORPORATION

The first paragraph of Section 2.1 of Article 2 of the Restated Articles of Incorporation is amended to read in its entirety as follows:

The Corporation shall have authority to issue 25 million shares of stock in the aggregate. Such shares shall be divided into two classes as follows:

         (a) 15 million shares of Common Stock, $.01 par value (the "Common Stock");

         (b) 10 million shares of Series Preferred Stock, $.01 par value (the "Series Preferred Stock").

The first paragraph of Section 2.2 of Article 2 of the Restated Articles of Incorporation is amended to read in its entirety as follows:

          There shall be reserved out of the total authorized shares of Series Preferred Stock a total of 5 million shares of Series I Preferred Stock (the "Series I Preferred") having the following preferences, limitations and relative rights:

Submit the original                                      *FILED AUGUST 12, 1993
and one true copy                                            SECRETARY OF STATE
$10.00

                      SEAL              SECRETARY OF STATE
Registry Number       STATE            Corporation Division
228114-83              OF                Business Registry
---------            OREGON             158 12th Street NE
                                       Salem, OR 97310-0210
                                          (503) 378-4166

                    RESTATED ARTICLES OF INCORPORATION

                           Business Corporation

-------------------------------------------------------------------------------
                 PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK
-------------------------------------------------------------------------------


1.   Name of the corporation prior to amendment:      Servio Corporation
                                                 ------------------------------
2.   New name of the corporation (if changed):
                                                 ------------------------------
3.   A copy of the restated articles is attached.

4.   Check the appropriate statement(s):

/ / The restated articles contain amendments which do not require shareholder approval. These amendments were duly adopted by the board of directors.

/X/ The restated articles contain amendments which require shareholder approval. The date of adoption of the restated articles was 7-1, 1993, which is the date of adoption of amendments included in the restated articles. The vote of the shareholders was as follows:


                              Number of
      Class or   Number of      votes     Number of   Number of
     series of     shares    entitled to    votes       votes
       shares   outstanding    be cast    cast for   cast against
     ---------  -----------  -----------  ---------  ------------

       Common    5,300,000    5,300,000   5,300,000      -0-



5.   Other provisions, if applicable.

Execution:  /s/ James P. Barnes       James P. Barnes      Secretary
           --------------------       ---------------      ---------
                Signature               Printed Name         Title

Person to contact about this filing:  Ronald L. Greenman   503/221-1440
                                      ------------------   ------------
                                            Name             Daytime
                                                           phone number

Make checks payable to the Corporation Division, Submit the completed form and fee to: Corporation Division, Business Registry, 158 12th Street NE, Salem, Oregon 97310-0210

                            SERVIO CORPORATION

                     Restated Articles of Incorporation

                              ARTICLE 1

           The name of this corporation in Servio Corporation.

                              ARTICLE 2

2.1 AUTHORIZED CAPITAL STOCK.

          The Corporation shall have authority to issue 20,000,000 shares of stock in the aggregate. Such shares shall be divided into two classes as follows:

          (a) 15,000,000 shares of common stock, $.01 par value (the "Common Stock");

          (b) 5,000,000 shares of series preferred stock, $.01 par value (the "Series Preferred"):

          The Series Preferred may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issue of any shares thereof, by some distinguishing letter, number or title. All shares of the same series of Series Preferred shall be identical in every particular and, except as otherwise stated with respect to the particular preferences, limitations and relative rights in the resolution or resolutions creating any series, identical with respect to other series within the same class. The designation and terms of each particular series of Series Preferred shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issue of such stock before any shares of such series are issued.

          The Board of Directors may from time to time increase the number of shares of any series of Series Preferred already created by providing that any unissued shares of Series Preferred shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Series Preferred already created by providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The Board of Directors is further empowered to classify or reclassify any unissued Series Preferred by fixing or altering the terms thereof and by assigning all or any portion thereof to an existing or newly created series from time to time before the issuance of such stock.

2.2 SERIES I PREFERRED STOCK.

          There shall be reserved out of the total authorized shares of Series Preferred Stock a total of 2,000,000 shares of Series I preferred stock (the "Series I Preferred") having the following preferences, limitations and relative rights:

    2.2.1 DIVIDENDS.

          (a) The holders of Series I Preferred shall be entitled to receive, out of any funds legally available for the purpose, when, as and if declared by the Board of Directors, cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors in declaring any such dividend, payable as to all shares of Series I Preferred on the days fixed for such payment by the Board of Directors.

          (b) So long as any shares of Series I Preferred shall be outstanding, the Corporation shall not: (i) declare or pay any dividends (other than dividends payable solely in shares of the Common Stock and/or any other series or class of stock ranking junior to the Series I Preferred as to dividends and rights upon liquidation) or make, directly or indirectly, any other distribution of any sort (other than stock redemptions permitted elsewhere in these Articles) in respect of shares of the Common Stock or shares of any other series or class of stock ranking junior to the Series I Preferred as to dividends or rights upon liquidation in any fiscal year, unless a dividend in an amount equal to 7 percent of the original issue price of the Series I Preferred is simultaneously or has been previously declared on the Series I Preferred and all cash dividends previously declared shall have been paid or set apart for payment, or (ii) purchase or redeem any shares of the Common Stock or shares of any other series or class of stock ranking junior to the Series I Preferred either as to dividends or rights upon liquidation if at the time of such purchase or redemption the Corporation shall have declared but unpaid cash dividends on any Series I Preferred; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of the Common Stock or shares of any series or class of stock ranking junior to the Series I Preferred either as to dividends or rights upon liquidation in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of the Common Stock or such other shares of stock ranking junior to the Series Preferred and further provided that the terms "dividend" and "distribution" as used in this paragraph (b) shall not include within their respective meanings rights or warrants to subscribe for or purchase any security.

          (c) For the purposes of this Section 2.2.1, the phrase "set apart for payment" shall not be construed as the required deposit of any funds in trust or in any special account, but shall mean that out of the funds available for the payment of dividends, a sum sufficient for the payment of dividends on the Series Preferred be reserved by appropriate notation on the books of the Corporation.

          (d) So long as any Series I Preferred are outstanding, no dividend or other distribution whatsoever shall be declared or paid on the Corporation's Common Stock unless a dividend or distribution shall be simultaneously paid on each outstanding share of Series I Preferred in an amount equal to the dividend or distribution paid on such date on each share of Common Stock times the number of shares of Common Stock into which each such share of Series I Preferred is then convertible under Section 2.2.3 below.

    2.2.2 LIQUIDATION.

          (a) Upon liquidation or dissolution of the Corporation, whether voluntary or involuntary, or any deemed liquidation or dissolution of the Corporation as described below, each share of Series I Preferred shall entitle its holder to receive, out of the assets of the Corporation available for distribution to shareholders, whether from capital, surplus or earnings, a liquidation preference of an amount equal to the original issue price per share of the Series I Preferred Stock (as adjusted to reflect any stock splits, stock dividends or other corporate events resulting in the issuance of additional Series I shares without consideration) plus declared and unpaid dividends, if any. The original issue price of the Series I Preferred (the Original Issue Price) prior to any adjustment is $5.00 per share. Such liquidation preference shall be paid before any distribution of such assets
(i) to the holders of Common Stock, or (ii) to the holders of other classes or series of Series Preferred in an amount per share which exceeds the total capital attributable to such shares as determined by generally accepted accounting principles immediately prior to the liquidation or dissolution of the Corporation ( the "Cost Basis" of such share), plus any unpaid dividends declared or accumulated. Thereafter, if further assets remain available for distribution, they shall be distributed to holders of both Common Stock and Series I Preferred, and to the holders of any other series of Series Preferred which is convertible to Common Stock and which is entitled by its terms to participate beyond its initial liquidation preference, in pro rata proportions based upon the number of shares held by each holder of Common Stock and the number of shares of Common Stock which would be held by each holder of Series I Preferred and by each holder of any other series of Series Preferred if such holder were to convert its shares of Series I Preferred or its shares of any other series of Series Preferred into Common Stock at that time. If, upon liquidation or dissolution of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series I Preferred and the holders of any series of Series Preferred which rank in parity with the Series I Preferred with respect to liquidation rights the full preferences to which they are entitled hereunder, then such holders shall share ratably in any distribution of assets according to the respective preferences that would have been payable in respect of the shares held by them upon such distribution if all preferences payable on or with respect to said shares were paid in full.

          (b) The merger or consolidation of the Corporation into or with another corporation in which this Corporation is not the surviving corporation, or the sale, transfer or least of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation or dissolution of the Corporation as those terms are used in these Restated Articles; and in any such case the liquidation preference which the holders of Series I Preferred shall be entitled to receive shall be computed in the same manner as if the Corporation's available assets were actually being distributed to all shareholders (even though holders of Common Stock and other classes or series of preferred stock are not or may not be entitled to receive any actual distribution upon such deemed liquidation or dissolution), and the value of the Corporation's assets for purposes of computing the amount of such liquidation preference shall be deemed to be the fair market value of all consideration proposed to be paid or exchanged for all of the Corporation's outstanding capital stock upon any such merger or consolidation, or the fair market value of all consideration proposed to be paid to the Corporation upon any sale, transfer or lease of all or substantially all of the assets of the Corporation.

    2.2.3 CONVERSION.

          The holders of the Series I Preferred shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT.

              (i) Each share of Series I Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series I Preferred, into that number of fully paid and nonassessable shares of Common Stock that is equal to $5.00 divided by the Conversion Price. The Conversion Price shall initially be $5.00, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series I Preferred may be converted is hereinafter referred to as the Conversion Rate. Upon any decrease or increase in the Conversion Price or the Conversion Rate, as described in this Section 2.2.3, the Conversion Rate or Conversion Price, as the case may be, shall be appropriately increased or decreased.

              (ii) Each share of Series I Preferred shall, at the election of the Corporation's Board of Directors, automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share in the manner specified below either (i) immediately upon the consummation of the Corporation's sale of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to an underwritten firm commitment public offering, provided that the price per share equates to a total value of the Corporation's capital stock of $20 million or more and the gross aggregate offering price is more than $7,500,000; or (ii) at any such time as the number of shares of Series I Preferred which have been converted plus those as to which written notice of conversion has been given shall equal at least 67 percent of the total shares of Series I Preferred which have at any time been issued.

          (b) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Series I Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation. Before any holder of Series I Preferred shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series I Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subsection (a)(ii) above, the outstanding shares of Series I Preferred if so elected by the Board of Directors shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series I Preferred are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

          The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series I Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series I Preferred unless the Board of Directors in its discretion elects to convert such amount into additional whole shares of Common Stock, rounded to the nearest whole number. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series I Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series I Preferred for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series I Preferred shall not be deemed to have converted such Series I Preferred until immediately prior to the closing of the sale of such securities.

          (c) ADJUSTMENT TO CONVERSION PRICE FOR DILUTING ISSUES.

              (i) SPECIAL DEFINITIONS. For purposes of this paragraph (c), the following definitions shall apply:

              (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

              (2) "Original Issue Date" shall mean, with respect to a particular series of Preferred Stock, the first date on which the first share of such series of Preferred Stock was issued.

              (3) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities (other than the shares of Series I Preferred) convertible into or exchangeable for Additional Shares of Common Stock.

              (4) "Additional Shares of Common" shall mean all shares of Common Stock issued (or, pursuant to this paragraph (c), deemed to be issued) by the Corporation after the Original Issue Date of a particular series of Series Preferred, other than shares of Common Stock issued or issuable; (x) upon conversion of shares of Series Preferred; (y) to officers, directors and employees of consultants or other providers of services to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement; or (z) as a dividend or distribution on Series Preferred or pursuant to any event for which adjustment is made pursuant to subparagraphs (vi), (vii) or (viii) hereof.

          (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Conversion Price of Series I Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

          (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON.

                (1) OPTIONS AND CONVERTIBLE SECURITIES. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series I Preferred shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or exercise of such Options, shall, except to the extent excluded under subparagraph (i)(4) above, be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph (v) hereof) of such Additional Shares of Common would be less than the Conversion Price of the Series I Preferred in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued;

                (aa) no further adjustment in the Conversion Price of the Series I Preferred shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                (bb) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of Series I Preferred computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                (cc) no readjustment pursuant to clause (bb) above shall have the effect of increasing the Conversion Price of the Series I Preferred to an amount which exceeds the lower of (i) the Conversion Price of such Series on the original adjustment date, or (ii) the Conversion Price of the Series I Preferred that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

                (dd) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if: (x) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and (y) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to subparagraph (v) below) upon the issue of the Convertible Securities which respect to which such Options were actually exercised;

                (ee) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Prices shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the same manner provided in clause (cc) above; and

                (ff) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Prices which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this subparagraph (iii) as of the actual date of their issuance.

          (2) STOCK DIVIDENDS. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series I Preferred shall declare or pay any dividend on the Common Stock payable in Common Stock, and with respect to which no similar Common Stock dividend is to be distributed to holders of the Series I Preferred, then and in any such event, Additional Shares of Common shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.

          (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON. Upon the first issuance by this Corporation of Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to subparagraph (iii) above) to any person who is not a stockholder of the Corporation at January 1, 1993 in a single transaction or series of related transactions that results in $1 million or more of stock sale proceeds being received by the Corporation, in which the shares are issued without consideration or for a consideration per share less than the Conversion Price for the Series I Preferred in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently and automatically with such issue of Additional shares of Common, to a price (calculated to the nearest cent) equal to the consideration per share received upon the issuance of such Additional Shares of Common. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph (3)(cc)(iii)) at any time after such first issuance of Additional Shares without consideration or for a consideration per share less than the Conversion Price for a particular series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; and provided further that, for the purposes of this paragraph (3)(cc)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to paragraph
(3)(cc)(iii), such Additional Shares of Common shall be deemed to be outstanding. For purposes of this subparagraph, any such issuance for no consideration shall be deemed to be an issuance for $.000001 per share.

          (v) DETERMINATION OF CONSIDERATION. For purposes of this subsection
(c), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                (1) CASH AND PROPERTY. If the consideration consists of cash, it shall be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends. If the consideration consists of property other than cash, the property shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board. In the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the consideration shall be the proportion of such consideration so received, computed as provided above, as determined in good faith by the Board.

                (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to subparagraph (iii) (1) above, relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                (3) STOCK DIVIDENDS. Any Additional Shares of Common Stock deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

          (vi) ADJUSTMENTS FOR SUBDIVISIONS OR COMBINATIONS OF COMMON. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise than by payment of a dividend in Common Stock), into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, by proportionately increased.

          (vii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted elsewhere in this subsection (c), then and in each such event provision shall be made so that the holders of Series I Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series I Preferred then converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection (c) with respect to the rights of the holders of the Series I Preferred.

          (viii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Series I Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series I Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series I Preferred immediately before that change.

          (ix) NO ADJUSTMENT OF CONVERSION PRICE. Notwithstanding any prior provision of this subsection (c). No adjustment in the number of shares of Common Stock into which the Series I Preferred is convertible shall be made if prior to any issuance of Additional Shares of Common Stock which would otherwise cause an adjustment under the provisions of this subsection (c) the Corporation receives written notice from the holders of at least 67 percent of the then outstanding shares of the Series I Preferred specifying that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

          (d) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series I Preferred against impairment.

          (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this section, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series I Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series I Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series I Preferred.

         (f) NOTICES OF RECORD DATE. In the event that this Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or
(iv) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Series I Preferred at least ten days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
(iv) above, and in the case of the matters referred to in (iii) and (iv) above, at least ten days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Each such written notice shall be given by first-class mail, postage prepaid, addressed to the holders of the Series I Preferred at the address for each such holder as shown on the books of this Corporation.

         (g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series I Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series I Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series I Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

    2.2.4 VOTING

          Holders of the Corporation's outstanding Series I Preferred shall be entitled to cast, on all matters submitted to a vote of the shareholders of the Corporation and on which shareholders are entitled to vote under the provisions of the Oregon Business Corporation Act, that number of votes which the shares of Common Stock into which such outstanding shares of Series I Preferred are then convertible would be entitled to cast thereon. Holders of Series I Preferred shall vote together with the holders of Common Stock on all such matters except that, in voting upon (1) any proposed amendment to these Restated Articles, including without limitation any alteration or change in any of the preferences, privileges or rights of the Series I Preferred, or any increase in the authorized number of shares of Series I Preferred or (2) the proposed creation of any new class or series of preferred or special stock having preferences prior to those of the Series I Preferred as to dividends, liquidation or redemption, or (3) any proposed merger or consolidation or sale, transfer or lease of all or substantially all of the Corporation's assets, or (4) any proposed corporate dissolution or liquidation, the holders of outstanding shares of Series I Preferred shall vote as a separate voting group and the percentage vote required by law for the approval of any such action shall be required, unless these Articles require a higher percentage vote.

    2.2.5 MODIFICATION OF TERMS OF SERIES I PREFERRED.

          The Corporation shall not amend or modify any of the terms affecting the Series I Preferred without first obtaining approval (either by vote or written consent) of the holders of at least 67 percent of the then outstanding shares of Series I Preferred.

    2.2.6 PROTECTIVE LIMITATIONS.

          So long as any shares of Series I Preferred shall remain outstanding, and in addition to the separate voting matters referred to in
Section 2.2.4 above, the Corporation shall not, without the approval (either by vote or written consent) of the holders of at least 67 percent of the then outstanding shares of Series I Preferred:

          (a) Declare, pay or obligate itself to pay any dividends or make any other distributions (including payments upon redemption or repurchase) relative to any shares of its Common Stock, other than share redemptions of any kind from employees or former employees of the Company which have been specifically approved by the Board of Directors)

          (b) Issue or contract to issue any additional shares of preferred stock (including shares of Series Preferred), or any other class of stock of the Corporation, which have (or which entitle their holders to acquire shares or securities which have) priority over the Series I Preferred as to dividends, liquidation or redemption preferences;

          (c) Merge or consolidate with or into any other corporation, except into or with a wholly owned subsidiary corporation with the requisite shareholder approval and except with any merger or consolidation in which the Corporation is the surviving and the relative rights, preferences, privileges and restrictions of the Series I Preferred remain unchanged;

          (d) Sell, convey, or otherwise dispose of, all or substantially all of the property or business of the Corporation; or

          (e) Issue, sell or contract to issue or sell any common, preferred or special stock or other securities of the Corporation (either outright or by way of options, warrants, conversion rights or otherwise) to any company whose predominant business is not equity or debt investing in other companies, or which is not an insurance company, if such issuance, contracting or sale when aggregated with all prior or contemporaneous issuances or sales to or contracts with such company would result in a transfer to such company (including transfers to any entity controlling, controlled by or under common control with such company) of 10 percent or more, in interest, of the Corporation's voting capital stock (including Common Stock) on a fully diluted basis or the ability to acquire through conversion of preferred stock, exercise of warrants or options, or otherwise 10 percent or more in interest of the Corporation's voting capital stock on a fully diluted basis.

2.3 RESIDUAL RIGHTS.

          All rights which pursuant to the Oregon Business Corporation Act must accrue to one or more classes of shares of this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                 ARTICLE 3

    3.1 The Corporation shall indemnify its directors and officers, and may indemnify its employees and agents, to the full extent and under the circumstances permitted by the Oregon Business Corporation Act.

    3.2 To the fullest extent permitted by law, no director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this Article 3, nor the adoption of any provision of these Restated Articles inconsistent with this Article 3, shall adversely affect any right or protection of a director, which right or protection is based upon this
Article 3 and exists at the time of such amendment or repeal. No change in the law shall reduce or eliminate the rights and protections applicable at the time this provision shall become effective unless the change in the law shall specifically require such reduction or elimination. If the Oregon Business Corporation Act is amended, after this Article III shall become effective, to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then the liability of directors, officers, employees or agents of this Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended.

                                   ARTICLE 4

    4.1 No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purposes, if:

          4.1.1 The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          4.1.2 The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          4.1.3  The contract or transaction is fair to the Corporation.

   4.2 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes or ratifies such contract or transaction.


                                 ARTICLE 5

   No shareholder shall have any preemptive right arising under the Oregon Business Corporation Act to acquire unissued tor treasury shares of the Corporation or securities convertible into such shares or carrying a right to Subscribe to or acquire such shares.